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                                                                     EXHIBIT 1.4

                               HOLLOW EGG ONE INC.
                        C/O TECUMSEH HOLDINGS CORPORATION
                     115 RIVER ROAD, BUILDING 12, SUITE 1205
                           EDGEWATER, NEW JERSEY 07020

TELEPHONE 201-313-1600                                          FAX 201-313-7249
                      E-MAIL TECUMSEH.HOLDINGS@VERIZON.NET


                                                           [date to be inserted]


To:  [name of Tecumseh shareholder(s)]
     [address of Tecumseh shareholder(s)]


                         Re: Subscription to shares of Hollow Egg One Inc. under subscription rights of holders of Tecumseh Holdings Corporation's Class A Common Stock, of which your initial allotment is:

                                                       [number of shares] Shares


Dear [name of shareholder(s)]:

         Our registration statement for the offering of our first "blank check" company, or as it is sometimes referred to, our first "shell" company, has been declared effective by the Securities and Exchange Commission. We are now commencing the offering of the common shares of the Company, Hollow Egg One Inc. As you know, Tecumseh has undertaken, in the case of all such offerings of "blank check" or "shell companies" established by Tecumseh, to make the offering exclusively to the holders of Tecumseh's Class A Common Stock for a limited period of time prior to offering any of these shares to the general public. As a Tecumseh Class A Common shareholder, you are eligible to participate in these subscription rights to these "blank check" company shares. HOWEVER, BEFORE MAKING ANY DECISION TO PURCHASE ANY NUMBER OF THESE SHARES, YOU MUST READ CAREFULLY THE ENCLOSED DEFINITIVE PROSPECTUS REGARDING THE OFFERING OF THESE SHARES. There is also enclosed for your review the escrow agreement between the Company and Valley National Bank providing for the deposit with the bank of the subscription funds received by the Company and the stock certificates issued to Tecumseh and to subscribers for the Company's stock. These funds will be held for 18 months or less, until the Company enters into a business combination with a private going concern. Should this not occur within 18 months from the prospectus date, the funds held by the escrow agent for your account will be returned to you with any accrued interest or dividends.

         PLEASE READ CAREFULLY THE SECTION OF THE PROSPECTUS ENTITLED "SUBSCRIPTION RIGHTS". A COPY OF THAT SECTION HAS BEEN ATTACH TO THIS LETTER FOR YOUR CONVENIENCE. THIS SECTION WILL EXPLAIN YOUR SUBSCRIPTION RIGHTS IN DETAIL.


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Methods of Calculating Initial Subscription and Over-subscription Allotments

         The record date was [the seventh business day next preceding the prospectus date]. This was the date on which the determinations were made as to the following three matters:

- Your inclusion in those of the Tecumseh Class A shareholders who have subscription rights;

- The category of the Tecumseh Class A shareholder group of which you are a part, i.e. large block holder (25,000 or more Tecumseh Class A shares) or small block holder (less than 25,000 Tecumseh Class A Shares);

- The amount of your initial subscription allotment (the number of Company shares initially available to you). This amount is the percentage of Company shares equal to the percentage which your Tecumseh Class A shares constitute of your Tecumseh Class A block category;

         The following determinations could not be made on the record date:

- The amount of your primary over-subscription allotment of shares (the first number of additional Company shares subsequently available to you). This amount is the percentage of unsubscribed-for Company shares of your Tecumseh Class A block category which is equal to the percentage which your initial subscribed-for Company shares constitutes of all initial subscribed-for Company shares in your Tecumseh Class A block category.

- The amount of your secondary over-subscription allotment of shares (the second number of additional Company shares subsequently available to you). This amount is determined if and when the shares in your block category are fully purchased and is the percentage of unsubscribed-for Company shares of the Tecumseh Class A block category other than yours which is equal to the percentage which the total of your initial subscribed-for Company shares and primary oversubscribed-for
         Company shares constitutes of all initial subscribed-for and primary oversubscribed-for Company shares in your block category.

Time Schedule and Procedures for Subscriptions, Over-subscriptions, and
Payments

         The time schedule for the initial, primary and secondary subscriptions and over-subscriptions will be as follows

- THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT MUST BE RECEIVED FROM YOU BY THE COMPANY WITHIN 30 DAYS FROM THE DATE OF THIS PROSPECTUS. This timing is necessary for the purpose of calculating the allotments of Company shares available for over-subscription and communicating this information to you and other Tecumseh Class A share- holders.

- Payment for all initial subscriptions to Company shares must accompany the return of the completed and executed subscription agreement.


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-        Within 40 days from the prospectus date, each Tecumseh Class A shareholder who has included an over-subscription in his or her subscription agreement and who has returned the completed and signed subscription agreement accompanied by payment for the full amount of his or her initial subscription, will receive a statement and multi-copy confirmation indicating the amount of such person's over-subscription allotment; and

- SUCH TECUMSEH CLASS A SHAREHOLDER SHOULD PROMPTLY RETURN A COPY OF THE CONFIRMATION ACCOMPANIED BY PAYMENT FOR THE AMOUNT OF HIS OR HER OVER-SUBSCRIPTION SO AS TO HAVE IT IN THE HANDS OF THE COMPANY NOT LATER THAN THE 60TH DAY FROM THE PROSPECTUS DATE.

- Delivery of the subscription agreement and over-subscription confirmations, together with payment by written instrument, should be made by hand, by recognized courier service, or by first class mail, to "Hollow Egg One Inc., c/o Tecumseh Holdings Corporation, 115 River Road, Suite 1205, Edgewater, NJ 07020, telephone 201-313-1600".

- Payment by written instrument should be in the form of a check, bank draft or money order, in the aggregate amount then due on account of either the subscription price or over-subscription price, payable to or endorsed to the order of "Valley National Bank, Escrow Agent for Hollow Egg One Inc."

- In lieu of payment by written instrument, a bank-to-bank wire transfer of funds (S.W.I.F.T or FedWire) may be made, contemporaneously with the delivery of the subscription agreement, to "Federal Reserve Bank of New York for account of Valley National Bank, Wayne, NJ, ABA No. 021201383, Attention Trust Service No. 73187, for further credit to Hollow Egg One Inc., Escrow Account No. [to be determined]".

Warranties and Representations of the Subscriber

         You warrant and represent that you fully understand, and have done, the following:

- You hereby acknowledge receipt of the definitive prospectus for this offering, together with a copy of the escrow agreement relating to it, and that you have carefully read both of these documents;

- No representations have been made to you other than those contained in the definitive prospectus and the escrow agreement in connection with this offering;

- The Company reserves the right to terminate this offering prior to its completion and expiration of it offering period and further reserves the right to reject, in whole or in part, any subscription, in its sole discretion, for any reason whatsoever;

- No subscription may be withdrawn once made, except as provided by applicable state law;

- All subscription payments made by you to the Company and which are retained by, and not refunded to you by, the Company will be held in escrow in accordance with the terms of the escrow agreement and the


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         prospectus, until termination of the escrow account pursuant to the escrow agreement;

- All subscription payments shall be at the rate of $0.25 per share subscribed to or over-subscribed to;

- Your transfer of your subscription rights as a shareholder of Tecumseh will not be permitted;

-        No offered Company shares will be issued on a fractional basis; and

- The total subscription rights offering period will have a duration of 60 days from the date of this prospectus.

Subscriptions, if any (spaces left blank will be considered to be a "none" response)

- Your initial subscription allotment of Company shares has been calculated to be the amount indicated in the caption on the first page of this subscription agreement, of which you agree to subscribe to _________________________ shares;

- Your primary over-subscription allotment of Company shares cannot be estimated at this time. However, you agree to subscribe to (check one)

- / / the full number of shares in your primary over-subscription allotment, or
         / / up to _________________________ shares (subject to reduction on calculation).

- Your secondary over-subscription allotment of Company shares cannot be estimated at this time. However, you agree to subscribe to (check one):

- / / the full number of shares in your secondary over-subscription allotment, or
         / / up to _________________________ shares (subject to reduction on calculation).


General

All notices or other communications given or made by you to the Company or by the Company to you, shall be in writing and shall be delivered (1) by hand; (2) delivered by recognized courier; (3) mailed by registered or certified mail, return receipt requested, postage prepaid, to you at the address set forth below and to the Company at the address set forth above; or (4) mailed to the Company in the Company's postal-permitted Business Reply Mail envelope.

Notwithstanding the place where this agreement may be executed by either you or the Company, you and the Company expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the internal laws of the State of New Jersey, without giving effect to conflicts of law, to the jurisdiction of whose courts the Company and you hereby submit themselves.


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This Agreement constitutes the entire agreement between you and the Company with respect to the subject matter hereof and may be amended only by a writing executed by both you and the Company. You agree not to transfer or assign this agreement, or any interest in this agreement, without the express written consent of the Company.

The undersigned agrees that counsel to the Company shall not be liable for taking any action pursuant to this Agreement in the absence of gross negligence, misfeasance, malfeasance or fraud.

Your instructions as to the registration of the certificates for the Company shares purchased by you are as follows:



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                                     (Name)


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                                (Street Address)


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                           (City, State and Zip Code)


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                (Social Security No. or Federal Employer ID No.)


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                                 (Date of Birth)

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                                                                  Very truly yours,

Dated:                                                            HOLLOW EGG ONE INC.
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                                                                  By
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                                                                       JOHN L. MILLING, President
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              (Subscriber(s) Signature(s)


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(Print Subscriber(s) Name(s) and, if applicable, Title(s))


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   (Printed name of Subscriber If Not an Individual)


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                   (Street Address)


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              (City, State and Zip Code)


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           (Area Code and Telephone Number)


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